EX.99.(10)(b)



                                     CONSENT


     We hereby consent to the use of our name under the caption "Miscellaneous-Counsel" in the Statement of Additional Information of Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A of The RBB Fund, Inc. (Registration No. 33-20827) filed under the Securities Act of 1933 and Amendment No. 43 under the Investment Company Act of 1940.


                                           /s/ Ballard Spahr Andrews & Ingersoll
                                           Ballard Spahr Andrews & Ingersoll

November 25, 1996